UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2009

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) No Bonus Payout for Second Half of Fiscal 2009

On December 1, 2009, Verigy’s Compensation Committee determined the actual performance results for the performance measures under Verigy’s 2009 pay for results incentive compensation bonus program (the “2009 Bonus Program”) for the second half of fiscal 2009. Bonus payouts under the 2009 Bonus Program were based on achievement of operating profit and other short-term financial goals and relative total shareholder return targets for the performance period. The Compensation Committee determined that the minimum thresholds of the goals were not achieved, and, therefore, determined not to pay any bonuses pursuant to the plan. While the Compensation Committee retains the right to make discretionary adjustments to the final payouts, it did not make any adjustments in fiscal year 2009 and no bonuses under the 2009 Bonus Program were paid to named executive officers during fiscal 2009.

Fiscal 2010 Executive Compensation

On December 1, 2009, as part of its annual review process, Verigy’s Compensation Committee approved executive cash and equity compensation arrangements for fiscal 2010 for the chief executive officer and other executive officers of the company, including the named executive officers. Cash compensation is comprised of base salary and target cash bonus expressed as a percentage of base salary. Equity compensation is comprised of restricted share units, non-contingent stock options and contingent stock options.

The following table sets forth the base compensation, target bonus percentages and annual contingent and non-contingent equity awards for the company’s named executive officers, as approved by Compensation Committee on December 1, 2009. Base cash compensation and target bonus percentages for the named executive officers remained unchanged from the fiscal 2009 levels. A more detailed description of the fiscal 2010 cash and equity compensation follows the table.

Name/Title of Executive	Base Compensation (1)	Target Bonus (as a % of Base Compensation)	Aggregate Non-Contingent Three-Tranche Stock Options Awarded (2)	Aggregate Contingent One Tranche Stock Options Awarded (3)	Restricted Share Units Awarded (4)
Keith Barnes, President and Chief Executive Officer	$582,400	100%	93,750	31,250	55,000
Robert Nikl, Chief Financial Officer	$335,000	80%	46,875	15,625	27,500
Gayn Erickson, Vice President, Memory Test	$268,000	60%	28,125	9,375	16,500
Pascal Rondé, Vice President Sales, Service and Support	$362,009	60%	38,325	12,775	22,500
Hans-Juergen Wagner, Vice President, SOC Test	$278,000	55%	31,500	10,500	18,500

(1)	Base compensation is unchanged from fiscal 2009 and fiscal 2008.
(2)	See “Equity Compensation – Non-Contingent Awards” below for a description of the grant date, pricing and vesting provisions applicable to the Non-Contingent Three Tranche Stock Options Awarded.
(3)	See “Equity Compensation – Contingent Awards” below for a description of the conditions applicable to whether the Contingent One Tranche Stock Options are in fact awarded as well as a description of the grant date, pricing and vesting provisions applicable to the Contingent One Tranche Stock Options if they are awarded.

(4)	Consistent with past practices, the restricted share units vest and are paid out quarterly over a four-year period from the grant date. Verigy deducts from the number of shares deliverable at each vesting date a number of shares with a fair market value equal to the officer’s tax withholding obligation arising in connection with the vesting. The after-tax net shares are issued to the officer at each vesting date.

Discussion of 2010 Cash and Equity Compensation

Base Compensation – In February 2009, the Compensation Committee implemented a temporary reduction in the base compensation of the executive officers equal to 10%. The Compensation Committee has determined to restore base compensation in full for the named executive officers, beginning February 1, 2010. The base compensation approved for fiscal 2010 for the executive officers is unchanged from the base compensation amounts approved for fiscal 2009 as well as fiscal 2008. The base compensation approved for 2010 reflects the full amount of base compensation, without the temporary salary reduction; however, the salary reduction will remain in effect until February 1, 2010, when the full amount of base compensation will be restored.

Target Bonus – On December 1, 2009, the Compensation Committee approved Verigy’s 2010 pay for results incentive compensation bonus program (the “2010 Bonus Program”) and approved target bonuses as a percentage of base compensation for the named executive officers as set forth in the table above. The 2010 Bonus Program is designed to provide short-term incentive compensation based upon the achievement of operating profit goals, short-term financial goals based on the company’s financial plan and relative shareholder return. The program is administered in six-month performance periods that coincide with each half of Verigy’s fiscal year and provides for cash bonuses to be paid semi-annually. The Compensation Committee determines bonus metrics and goals at the beginning of each six-month performance period, and they are not adjusted during the period. A more detailed description of the 2010 Bonus Program is filed with this report as an exhibit and is incorporated herein by reference. While the Compensation Committee retains the right to make discretionary adjustments to the final payouts, it did not make any adjustments in fiscal year 2009.

Equity Compensation – In the past, as part of its annual performance review, the Compensation Committee has awarded executive officers a mix of restricted share units and options to purchase our ordinary shares, each representing approximately half of the total targeted grant value. On the date of grant, the entire number of restricted share units were granted, subject to quarterly vesting over a four year period. Also on the date of grant, an award agreement for the entire number of stock options was issued (subject to quarterly vesting over a four year period), but the exercise price of only 25% of the total award was fixed. The exercise price of the remaining 75% stock options is automatically set in three increments of 25% each at the closing price of our ordinary shares on the third business day following the quarterly earnings announcement for each of the next three fiscal quarters. We refer to this as our “four tranche option approach.” The Compensation Committee adopted the four-tranche option approach in 2006 in recognition of the volatility of our industry. The purpose of the four-tranche option approach is to provide cost-averaging of the exercise prices of an award over a period of several future quarters rather than establish a single exercise price applicable to the entire award. By linking the automatic pricing mechanism to future announcements of financial results, the exercise prices of the second, third and fourth tranches are established at times when the company’s insider trading window would generally be open and at times when the market has current information about the company’s recent financial results and outlook. This mechanism, in effect, automates a quarterly grant approach by allowing a single award to be priced as if it had been awarded in four separate actions.

On December 1, 2009, the Compensation Committee approved a mix of restricted share units and options as part of the fiscal 2010 officer compensation. The restricted share units vest and are paid out quarterly over a four-year period from the grant date. As of the end of fiscal year 2009, there were approximately 2,500,000 shares available for grant under our 2006 Equity Incentive Plan (the “2006 EIP”). We currently intend to seek shareholder approval at our 2010 annual general meeting to amend the 2006 EIP to increase the number of shares authorized under the plan. In order to conserve shares under the 2006 EIP until shareholders either approve or do not approve the proposed amendment to the 2006 EIP, the Compensation Committee determined to make a portion (25%) of the annual option awards contingent on the shareholders approving the addition of shares to the 2006 EIP at the 2010 annual general meeting of shareholders. Accordingly, the Compensation Committee granted each executive officer a non-contingent award representing 75% of their annual stock option award (the “Non-Contingent Award”) and a contingent award representing 25% of their annual stock option award (the “Contingent Award”). The following is a summary of the material terms of the Non-Contingent Awards and Contingent Awards, and is qualified by reference to the forms of agreement filed with this report:

Non-Contingent Awards – Similar to our four-tranche option approach used in the past:

•

the exercise price of the 1st tranche (1/3rd of the shares) of the Non-Contingent Award was set as the closing price of our ordinary shares on the date of the award, and the first tranche vests in 16 equal quarterly installments with the first installment vesting on March 3, 2010;

•

the exercise price of the 2nd tranche (1/3rd of the shares) of the Non-Contingent Award will be automatically set as the closing price of the company’s ordinary shares on the 3rd business day following Verigy’s announcement of its financial results for the quarter ending January 31, 2010, and will vest in 15 equal quarterly installments with the first installment vesting on June 13, 2010; and

•

the exercise price of the 3rd tranche (1/3rd of the shares) of the Non-Contingent Award will be automatically set as the closing price of the company’s ordinary shares on 3rd business day following Verigy’s announcement of its financial results for the quarter ending April 30, 2010, and will vest in 14 equal quarterly installments with the first installment vesting on September 13, 2010.

In the case of Mr. Rondé, the first tranche of his Non-Contingent Award will be priced at the earliest date allowable subsequent to November 19, 2009. Each of the remaining two tranches will be priced at the earliest date allowable subsequent to the release of the company’s financial results for the quarters ending January 31, 2010, and April 30, 2010, in accordance with applicable French regulations regarding tax qualification for option grants. Generally, the pricing of each tranche of Mr. Rondé’s Non-Contingent Award will occur on the 11th business day following the public announcement of the company’s financial results, or on the 11th business day following a material announcement that occurs within that 11 day period. The option price for Mr. Rondé’s awards will be the greater of (A) the fair market value (closing price) of the company’s ordinary shares on the pricing date, or (B) 80% of the average of the fair market values (closing prices) for the twenty trading days preceding the pricing date.

Contingent Awards – If shareholders approve an amendment to the 2006 EIP to increase the number of authorized shares during 2010, the exercise price of the Contingent Award will be automatically set as the closing price of the company’s ordinary shares on the third business day following Verigy’s announcement of its financial results for the quarter ending July 31, 2010 (or, if later, on the date of shareholder approval). In the case of Mr. Rondé, the Contingent Award will be priced on the 11th business day following the public announcement of Verigy’s financial results for the quarter ending July 31, 2010 (or, if later, on the date of shareholder approval), or on the 11th business day following a material announcement that occurs within that 11 day period. The Continent Awards will vest in 13 equal quarterly installments, with the first installment vesting on December 13, 2010. If the shareholders vote on but do not approve an increase in the number of shares available for issuance under the 2006 EIP during 2010, then the Contingent Awards will become null and void on the date of the shareholder meeting at which the shareholders did not approve the amendment. In the event of a change in control of the company before a shareholder vote on a proposal to increase the shares reserved for issuance under the 2006 EIP, the exercise price of the awards would be automatically established as set forth the form of Contingent Share Option Agreement, the contingency will be deemed satisfied and the Contingent Options will no longer be contingent.

Item 8.01.	Other Events.

Annual Review of Director Compensation

On December 1, 2009, Verigy’s Compensation Committee reviewed and considered non-employee director cash compensation for 2010. Verigy’s cash-based compensation for non-employee directors is paid following each annual general meeting of shareholders, making cash compensation, like the annual equity compensation, coincide with the directors’ terms of office. In January 2009, each member of the Board of Directors agreed to a temporary reduction in their base directors’ fees equal to 10% for the compensation cycle beginning on April 14, 2009 and ending at the 2010 annual general meeting of shareholders. The Compensation Committee determined to not make any changes to the director cash compensation, thus the director cash compensation will be the same as the full annual rates approved at our 2009 annual general meeting of shareholders for the 2010 pay cycle.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Form of Non-Contingent Three-Tranche Share Option Agreement for U.S. Officers

10.2*	Form of Non-Contingent Three-Tranche Share Option Agreement for Officers in France

10.3*	Form of Non-Contingent Three Tranche Share Option Agreement for Non-U.S. and Non-France Officers

10.4*	Form of Contingent Share Option Agreement for U.S. Officers

10.5*	Form of Contingent Share Option Agreement for Officers in France

10.6*	Form of Contingent Share Option Agreement for Non-U.S. and Non-France Officers

10.7*	Description of the 2010 Pay for Results Incentive Compensation Bonus Program

*	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ KENNETH M. SIEGEL
Kenneth M. Siegel

Date: December 7, 2009